EXHIBIT 99.1
EQUITY INNS ANNOUNCES SPECIAL MEETING
OF COMMON SHAREHOLDERS
GERMANTOWN, Tenn., August 10, 2007 — Equity Inns, Inc. (NYSE: ENN), the third largest hotel real estate investment trust (REIT), today announced that it has established a record date and meeting date for the special meeting of common shareholders to consider and vote upon the proposal to approve the previously announced Agreement and Plan of Merger, dated as of June 20, 2007, by and among Grace I, LLC, Grace Acquisition I, Inc., Grace II, L.P., Equity Inns Partnership, L.P. and Equity Inns, Inc., pursuant to which Equity Inns will merge with and into Grace Acquisition I, Inc. an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 (“Whitehall”) .
The special meeting will be held on Tuesday, October 2, 2007 at 10:00 a.m., Central time, at The Homewood Suites by Hilton located at 7855 Wolf River Boulevard, Germantown, Tennessee 38138. The record date for determining the holders of shares of the Company’s common stock entitled to notice of the special meeting and to vote on the merger proposal will be the close of business on Monday, August 20, 2007. Completion of the merger remains subject to the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock on the record date and other customary closing conditions.
About Equity Inns
Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company, which ranks as the third largest hotel REIT based on number of hotels owned, currently owns 133 hotels with 15,822 rooms located in 35 states. For more information about Equity Inns, visit the Company’s Web site at www.equityinns.com.
Forward Looking Statements
Certain matters discussed in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws and involve risks and uncertainties. The words “may,” “plan,” “project,” “anticipate,” “believe,” “estimate,” “forecast, “expect,” “intend,” “will,” and similar terms are intended to identify forward-looking statements, which include, without limitation, statements concerning our outlook for the hotel industry, acquisition and disposition plans for our hotels and assumptions and forecasts of future results for fiscal year 2007. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause our actual financial condition, results of operations and performance to be materially different from the results of expectations expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to complete the merger with an affiliate of Whitehall on the terms and the conditions set forth in the agreement and plan of merger, the ability of the Company to cope with domestic economic and political disruption, war, terrorism, states of emergency or similar activities; risks associated with debt financing; risks associated with the hotel and hospitality industry; the ability of the Company to successfully implement its operating strategy; availability of capital; changes in economic cycles; competition from other hospitality companies; and changes in the laws and government regulations applicable to it. These risks and uncertainties are described in greater detail in our 2006 Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the United States Securities and Exchange Commission (SEC)on February 28, 2007, and our other periodic filings with the SEC. We undertake no obligation and do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.
Important Information
In connection with the proposed merger, Equity Inns, Inc. filed a preliminary proxy statement with the SEC on July 30, 2007. The preliminary proxy statement contains information about Equity Inns, Inc., the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the definitive proxy statement from Equity Inns, Inc. by mail, shareholders can obtain the preliminary proxy statement, as well as other filings containing information about Equity Inns, Inc., including the definitive proxy statement when it becomes available, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Equity Inns, Inc. at www.equityinns.com or by directing such request to Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, TN 38138, Attention: Investor Relations.
Equity Inns, Inc. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information about Equity Inns, Inc.’s directors and executive officers and their ownership of Equity Inns, Inc.’s common stock is set forth in the preliminary proxy statement referenced above, the proxy statement for Equity Inns, Inc.’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2007 and Equity Inns, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 28, 2007. Shareholders may obtain additional information regarding the interests of Equity Inns, Inc. and its directors and executive officers in the merger, which may be different than those of Equity Inns, Inc.’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.
Contact:
Integrated Corporate Relations, Inc.
Brad Cohen
203-682-8211 or 901-322-4823

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Source: Equity Inns, Inc.